Exhibit 23.1



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-02863) of Health and Retirement Properties Trust and in the related Prospectus of our report dated February 6, 1997, with respect to the consolidated financial statements of Health and Retirement Properties Trust included in the Current Report on Form 8-K of Health and Retirement Properties Trust dated February 17, 1997, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 1997

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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-02863) of Health and Retirement Properties Trust and in the related Prospectus of our report dated January 31, 1997 (except for the last paragraphs of Note 1 and Note 12, as to which the date is February 18, 1997), with respect to the consolidated financial statements of Government Property Investors, Inc. included in the Current Report on Form 8-K of Health and Retirement Properties Trust dated February 17, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Washington, D.C.
February 27, 1997